Exhibit 21.1
QUANTA SERVICES, INC. — SUBSIDIARIES LIST
The following is a list of the significant subsidiaries of Quanta Services, Inc. showing the place of incorporation or organization and the names under which each subsidiary does business. The names of certain subsidiaries are omitted as such subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.

Subsidiary/Doing Business As	State of Incorporation/Organization
Advanced Technologies and Installation Corporation	Washington
Telecom Network Specialist
Allteck Line Contractors (USA), Inc.	Washington
Allteck Line Contractors, Inc.	British Columbia
Austin Trencher, Inc.	Delaware
Blair Park Services, LLC	Delaware
Blair Park Services, LLC of Delaware
InfraSource Blair Park Services, LLC
Bradford Brothers, Incorporated	North Carolina
BBI Bradford Brothers, Incorporated
Bradford Brothers, Inc.
Quanta Underground Services
Quanta Underground Services, Inc.
Quanta Underground
CCLC, Inc.	Delaware
CMI Services, Inc.	Florida
Florida CMI Services, Inc.
FL CMI Services, Inc.
CAN-FER Construction Company	Texas
Conti Communications, Inc.	Delaware
DE Conti Communications, Inc.
Croce Electric Company, Inc.	Delaware
Dacon California	California
Dacon, LLC	Delaware
Dashiell California, Inc.	California
Dashiell, LLC	Delaware
Dashiell (DE), LLC
Digco Utility Construction, L.P.	Delaware
Brown Engineering
Ranger Field Services
Dillard Smith Construction Company	Delaware
E A Technical Services, Inc.	Georgia
EHV Elecon, Inc.	Puerto Rico
EHV Power ULC	Alberta
Engineering Associates, Inc.	Georgia
Five Points Construction Co.	Texas
Global Enercom Management, Inc.	Delaware
Golden State Utility Co.	Delaware
H.L. Chapman Pipeline Construction, Inc.	Delaware
DB Utilities
Chapman Pipeline Construction, Inc., H.L.
Sullivan Welding
InfraSource Corporate Services, LLC	Delaware
InfraSource Company Services, LLC
Quanta Technology
InfraSource Incorporated	Delaware
InfraSource Maslonka CA, Inc.	California
InfraSource-Maslonka, LLC	Delaware
InfraSource Power California, Inc.	California
InfraSource Services, Inc.	Delaware
InfraSource Telecommunication Services, LLC	Delaware
InfraSource Transmission Services Company	Arizona
InfraSource Underground Construction, Inc.	Delaware
IUC Michigan, Inc.

Subsidiary/Doing Business As	State of Incorporation/Organization
IUC Texas, Inc.
InfraSource Underground Construction, LLC	Delaware
IUC Illinois, LLC
IUC Missouri, LLC
IUC Montana, LLC
IUC Nebraska, LLC
IUC North Dakota, LLC
IUC Washington, LLC
IUS Wisconsin, LLC
InfraSource Underground Construction California, Inc.	Delaware
InfraSource Underground Construction Services, LLC	Delaware
InfraSource Underground Installation, LLC	Delaware
InfraSource Underground Services, LLC	Georgia
IUS Underground, LLC
InfraSource Underground Services Canada, Inc.	Delaware
Intermountain Electric, Inc.	Colorado
Colorado IM Electric
Grand Electric
Irby Construction Company	Mississippi
Lindsey Electric, L.P.	Texas
Manuel Bros., Inc.	Delaware
Renaissance Construction
Western Directional
Mechanical Specialties, Inc.	Virginia
Mears Canada Corp.	Nova Scotia
Mears Engineering/LLC	Michigan
Mears Group, Inc.	Delaware
Mears Services LLC	Michigan
Mears/CPG LLC	Michigan
Mears/HDD, LLC	Michigan
Mearsmex S. de R.L. de C.V.	Mexico
Mejia Personnel Services, Inc.	Texas
Metro Underground Services, Inc. of Illinois	Illinois
M.J. Electric, LLC	Delaware
M.J. Electric, LLC Iron Mountain
M.J. Electric, Iron Mountain
InfraSource M.J. Electric, LLC
Iron Mountain M.J. Electric, LLC
M.J. Electric California, Inc.	California
Network Electric Company	Delaware
North Houston Pole Line, L.P.	Delaware
North Sky Communications, Inc.	Delaware
Sky Communications
Okay Construction Company, LLC	Delaware
OSP Consultants, Inc.	Virginia
PAR Electrical Contractors, Inc.	Missouri
Computapole
Longfellow Drilling
Longfellow Drilling, Inc.
Riggin & Diggin Line Construction
Seaward
Seaward Corporation
PAR Internacional, S. de R.L. de C.V.	Mexico
Parkside Site & Utility Company Corporation	Delaware
Parkside Utility Construction Corp.	Delaware
Pauley Construction Inc.	Arizona
Potelco, Inc.	Washington
Kingston Constructors
Kuenzi Construction
NorAm Telecommunications
Professional Teleconcepts, Inc.	Illinois
Professional Teleconcepts of Illinois
Professional Teleconcepts, Inc.	New York
Professional Teleconcepts of New York

Subsidiary/Doing Business As	State of Incorporation/Organization
NY Professional Teleconcepts
NY Professional Teleconcepts, Inc.
PWR Financial Company	Delaware
PWR Network, LLC	Delaware
QDE LLC	Delaware
QPC, Inc.	Delaware
QSI, Inc.	Delaware
Quanta Asset Management LLC	Delaware
Quanta Associates, L.P.	Texas
Quanta Delaware, Inc.	Delaware
Quanta Government Services, Inc.	Delaware
Quanta Government Solutions, Inc.	Delaware
Quanta International Limited	British Virgin Islands
Quanta LX Acquisition, Inc.	Delaware
Quanta LXI Acquisition, Inc.	Delaware
Quanta LXII Acquisition, Inc.	Delaware
Quanta LXIII Acquisition, Inc.	Delaware
Quanta LXIV Acquisition, Inc.	Delaware
Quanta LXV Acquisition, Inc.	Delaware
Quanta LXVI Acquisition, Inc.	Delaware
Quanta LXVII Acquisition, Inc.	Delaware
Quanta LXVIII Acquisition, Inc.	Delaware
Quanta LXIX Acquisition, Inc.	Delaware
Quanta LXX Acquisition, Inc.	Delaware
Quanta LXXI Acquisition, Inc.	Delaware
Quanta LXXII Acquisition, Inc.	Delaware
Quanta LXXIII Acquisition, Inc	Delaware
Quanta Receivables, L.P.	Delaware
Quanta Services Contracting, Inc.	Delaware
Quanta Services Management Partnership, L.P.	Texas
Quanta Services of Canada Ltd.	British Columbia
Quanta Technology, LLC	Delaware
Quanta Underground Services, Inc.	Delaware
Quanta Utility Installation Company, Inc.	Delaware
Quanta Utility Services — Gulf States, Inc.	Delaware
Quanta Utility Services, LLC	Delaware
Quanta Wireless Solutions, Inc.	Delaware
QuantaWorks, LLC	Delaware
R.A. Waffensmith & Co., Inc.	Delaware
Realtime Engineers, Inc.	Delaware
Realtime Utility Engineers, Inc.	Wisconsin
Servicios Par Electric, S. de R.L. de C.V.	Mexico
Southwest Trenching Company, Inc.	Texas
Spalj Construction Company	Delaware
Delaware Spalj Construction
Dot 05 Optical Communications
Driftwood Electrical Contractors
Fiber Technologies
Smith Contracting
Span-Con of Deerwood
Tjader & Highstrom
Thorstad Brother Tiling
Wilson Roadbores
Spectrum Construction Contracting, L.L.C.	Colorado
Spectrum Builders
Sumter Utilities, Inc.	Delaware
Sunesys, LLC	Delaware
Sunesys, LLC of Delaware
Sunesys of Massachusetts, LLC	Delaware
Sunesys of Virginia, Inc.	Virginia
The Ryan Company, Inc.	Massachusetts
Eastern Communications
The Ryan Company Inc. of Massachusetts
The Ryan Company of Massachusetts

Subsidiary/Doing Business As	State of Incorporation/Organization
The Ryan Company Incorporated of Massachusetts
The Ryan Company Incorporated Electrical Contractors
Ryan Company Inc. (The)
Tjader, L.L.C.	Delaware
Tom Allen Construction Company	Delaware
TA Construction
Allen Construction Company, Tom
Total Quality Management Services, LLC	Delaware
Trawick Construction Company, Inc.	Florida
TTGP, Inc.	Delaware
TTLP, Inc.	Delaware
Underground Construction Co., Inc.	Delaware
Delaware Underground Construction Co.
Maryland Underground Construction Co., Inc.
Underground Construction Co., Inc. (Delaware)
Utility Line Management Services, Inc.	Delaware
Utility Locate & Mapping Services, Inc.	Virginia
VCI Telcom, Inc.	Delaware
VCS Sub, Inc.	California
W.C. Communications, Inc.	Delaware
West Coast Communications
Winco, Inc.	Oregon
Winco Powerline Services, Inc.
Winco Powerline Services